Exhibit 11

             STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE

                                                Three Months Ended       Nine Months Ended
                                                     March 31,                 March 31
                                                1994         1993          1994         1993
         Net income per share
         was computed as follows:

         Primary:
           1)  Net income                 $ 1,682,015  $ 1,210,535   $ 4,429,476  $ 3,180,823

           2)  Weighted average
               common shares
               outstanding                  5,970,286    5,948,951     5,959,291    5,954,961


           3)  Incremental shares
               under stock options
               computed under the
               treasury stock
               method using the
               average market price
               of issuer's common
               stock during the
               periods                         98,464       33,151        95,098       17,920

           4)  Weighted average
               common and common
               equivalent shares
               outstanding                  6,068,750    5,982,102     6,054,389    5,972,881


           5)  Net income per share
               (item 1 divided by
               item 4)                    $       .28  $       .20   $       .74  $       .53

         Fully diluted:

           1)  Net income                 $ 1,682,015  $ 1,210,535   $ 4,429,476  $ 3,180,823

           2)  Weighted average
               common shares
               outstanding                  5,970,286    5,948,951     5,959,291    5,954,961

           3)  Incremental shares
               under stock options
               computed under the
               treasury stock
               method using the
               market price of
               issuer's common stock at
               the end of the periods
               if higher than the
               average market price           161,194       34,756       155,124       36,639

           4)  Weighted average
               common and common
               equivalent shares
               outstanding                  6,131,480    5,983,707     6,114,415    5,991,600

           5)  Net income per share
               (item 1 divided by
               item 4)                    $       .27  $       .20   $       .72  $       .53




         Securities Exchange Commission

         450 5th Street, N.W.

         Washington, D. C.  20549